SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - February 27, 2013

 OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Omnicare Center 201 E. Fourth Street Cincinnati, OH	45,202
(Address of Principal Executive Offices)	(Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On February 27, 2013, Omnicare, Inc. (the “Company”) announced that its Board of Directors (the “Board”) elected John L. Bernbach to serve as a director of the Company effective March 1, 2013. In connection with Mr. Bernbach's election, the Board voted to increase the size of the Board to nine directors. There are no arrangements or understandings between Mr. Bernbach and any other persons, pursuant to which Mr. Bernbach was elected as a director. Mr. Bernbach has not yet been named to any committees of the Board.
Mr. Bernbachis Founder and President of Engine USA LLC, a subsidiary of The Engine Group, Ltd., one of the United Kingdom's largest independent marketing and communications companies. Mr. Bernbach has held his position at Engine USA LLC since January 2010. Mr. Bernbachwas also co-founder of NTM Inc. (Not Traditional Media), a marketing and media advisory firm, and served as NTM Inc.'s President and Chief Operating Officer from 2003 until joining Engine USA LLC in January 2010. Prior to that, Mr. Bernbach served as Chairman and Chief Executive Officer of The Bernbach Group, an executive management consulting business. From 1995 to 2000, Mr. Bernbach served as director, and later Chief Executive Officer and Chairman, of North American Television, a joint venture between the Power Corporation of Canada and the Canadian Broadcasting Company. Mr. Bernbachspenttwenty seven of his thirty-three years in the advertising business at Doyle DaneBernbach, including eight years serving as the President and Chief Executive Officer of DDB Needham Worldwide. Mr. Bernbach currently serves on the board of directors of Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, Putnam Investments LLC, Cellfish Media, Lela.com and Casita Maria, a non-profit center for the arts and education serving Hispanic youth.
Mr. Bernbachwill receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's Definitive Proxy Statement on Schedule 14A for the 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 19, 2012.
A copy of the press release issued by the Company with respect to the election of Mr. Bernbach is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  February 27, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Omnicare, Inc. dated February 27, 2013